Exhibit 99

Corporate Communications:	Investor Relations:
Mark Stouse	Derrick Vializ
713-918-2714	713-918-1805
mark_stouse@bmc.com	derrick_vializ@bmc.com

BMC Software Announces Fiscal 2007 Fourth Quarter Results

•	Total Bookings Up 22 Percent for the Quarter, Driven by Continued Strong License Bookings Growth
•	Core BSM License Bookings Up 29 Percent for the Quarter, Up 25 Percent for the Year
•	Non-GAAP Earnings per Share Up 43 Percent for the Quarter
•	Company Has Met or Exceeded Guidance for Eight Straight Quarters
•	Fiscal 2008 Cash Flow from Operations Estimated to be in the Range of $475 Million to $525 Million

HOUSTON, May 29, 2007 -- BMC Software (NYSE: BMC) today announced a 22 percent growth in total bookings for the fourth quarter of fiscal 2007, driven by significantly higher new license bookings related to the company’s Business Service Management (BSM) offerings. A key leading indicator of customer adoption and future revenue growth, license bookings in the fourth quarter of fiscal 2007 were $217 million, up 25 percent over the year-ago quarter.

BMC’s fiscal 2007 fourth quarter net earnings on a GAAP basis were $63 million, or $0.30 per diluted share, compared to $52 million and $0.24 per diluted share in the year-ago quarter. The Company’s non-GAAP net earnings for the fiscal fourth quarter, which exclude special items, were $84 million, or $0.40 per diluted share, representing a 43 percent increase in non-GAAP earnings per share over the year-ago quarter.

The fourth quarter of fiscal 2007 marks the eighth consecutive quarter that BMC has met or exceeded guidance. Included in the financial tables is a complete reconciliation between non-GAAP and GAAP results.

“Our outstanding results for the quarter and the year are proof of our success in establishing BMC Software as the enterprise management provider of choice among the world’s leading IT organizations” said Bob Beauchamp, BMC’s president and chief executive officer. “Across all key financial metrics, we continued to improve the level, consistency and quality of our performance during fiscal 2007.”

In addition, the company posted the following key results:

•	Total revenues for the fourth quarter of fiscal 2007 were $419 million.
•	Total revenues for the year posted at $1.58 billion, a 6 percent increase over the year-ago period.
•	GAAP operating margin for the year was 13 percent compared to 9 percent in the year-ago period.
•	Non-GAAP operating margin for the year increased from 16 percent in the prior year to 22 percent in fiscal 2007.
•
The Company continues to maintain a strong balance sheet, ending the fiscal fourth quarter with a record total of $1.73 billion in deferred revenues, a record $504 million in deferred license revenue, and a record high of $1.5 billion in cash and marketable securities.

During the fourth fiscal quarter, the Company continued its stock buy-back program, spending $150 million to repurchase 4.7 million outstanding shares. As of March 31, 2007, the Company has $254 million remaining under the existing share repurchase program.

Beauchamp continued: “The continued growth in our BSM business delivers resounding testimony to the strong customer acceptance of BMC Software’s approach to automating IT and aligning it strategically with business priorities.  Today, customers are telling us that BMC is years ahead of our competitors in delivering integrated BSM solutions that can be deployed today. That market reality is undoubtedly impacting their buying decisions, and BMC’s position as a leader continues to be recognized by key members of the industry analyst community.  In a recently published report, Forrester Research wrote that ‘BMC has developed BSM into a locomotive that is now in a position to pull the whole IT management software train of associated monitoring and IT management technologies.’1”

Steve Solcher, BMC’s chief financial officer, said: “BMC had another terrific quarter and year in all key performance areas. We’re delivering on our goals as revenues, earnings and cash flow from operations for the fourth quarter and the year met our guidance. We also had strong fourth quarter growth in license bookings and total bookings, which positions us well for significant growth in cash flow from operations in fiscal 2008. We’re doing a good job controlling expenses and we will continue to control expenses in fiscal 2008 by further improving our key business processes. This will have the effect of making BMC faster, more agile and efficient, leading to improved competitive positioning, enhanced profitability and value creation for shareholders.”

First Quarter and Fiscal 2008 Guidance
For fiscal 2008, the Company expects non-GAAP earnings per share in the range of $1.64 to $1.74 per share, assuming an effective tax rate of 30 percent and excluding an estimated $0.33 of special items related to expenses for amortization of acquired technology and intangibles, stock-based compensation and restructuring.

The Company expects fiscal 2008 revenues to increase in the low- to mid-single digits. The Company anticipates continued non-GAAP operating margin improvement in fiscal 2008.

The Company expects fiscal 2008 cash flow from operations to be between $475 million and $525 million, with adjusted cash flow from operations to be between $500 million to $550 million. Adjusted cash flow from operations excludes an estimated $25 million in cash restructuring costs.

For the first quarter of fiscal 2008, the Company expects non-GAAP earnings per share in the range of $0.30 to $0.35 per share, assuming an effective tax rate of 30 percent and excluding an estimated $0.09 of special items related to expenses for amortization of acquired technology and intangibles, stock-based compensation and restructuring. The Company expects first quarter fiscal 2008 revenues to be in the $365 million to $380 million range.

Conference Call
A conference call to discuss fourth quarter fiscal 2007 results is scheduled for today, May 29, 2007 at 4:00 pm Central Time. Those interested in participating may call (719) 457-2692 and use the pass code BMC. To access a replay of the conference call, that will be available for one week, dial (719) 457-0820 or (888) 203-1112 and use the pass code BMC. A live web cast of the conference call will be available on the company's website at www.bmc.com/investors. A replay of the web cast will be available within 24 hours and archived on the website.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include the following non-GAAP financial measures: (a) non-GAAP operating expenses, (b) non-GAAP operating income, (c) non-GAAP net earnings and (d) non-GAAP diluted net earnings per share. Each of these financial measures excludes the impact of certain items and therefore has not been calculated in accordance with U.S. generally accepted accounting principles, or GAAP. Each of these non-GAAP financial measures excludes restructuring charges, amortization of acquired technology and intangibles, and, for fiscal 2007, stock based compensation expenses. In addition, non-GAAP net earnings and non-GAAP diluted net earnings per share for fiscal 2006 exclude income tax expense associated with the one-time repatriation of certain foreign earnings. Each of the adjustments is described in more detail below. This press release also contains a reconciliation of each of these non-GAAP measures to its most comparable GAAP financial measure.

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our operating results because they exclude amounts that BMC management and the Board of Directors do not consider part of operating results when assessing the performance of the organization and measuring the results of the Company’s performance. In addition, we have historically reported similar non-GAAP financial measures. We believe that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results. BMC Management and the Board of Directors use these non-GAAP financial measures to evaluate the Company’s performance and for forecasting purposes, as well as the allocation of future capital investments, and are key variables in determining management incentive compensation. Accordingly, we believe these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making.

While we believe that these non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Items such as restructuring charges, amortization of acquired technology and intangibles and stock based compensation expenses that are excluded from our non-GAAP financial measures can have a material impact on net earnings. As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, net earnings, cash flow from operations or other measures of performance prepared in accordance with GAAP. We compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are included elsewhere in this press release.

The following discusses the reconciliations of our non-GAAP financial measures to the most comparable GAAP financial measures:

•
Amortization of acquired technology and intangibles. Our non-GAAP financial measures exclude costs associated with the amortization of acquired technology and intangibles. Management and the Board of Directors believe it is useful in evaluating the Company’s and its management teams’ and business units’ performance during a particular time period to review the supplemental non-GAAP financial measures, which exclude amortization of acquired technology and intangibles, because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management and the Board of Directors do not consider these costs for purposes of evaluating the performance of the business during the applicable time period after the acquisition, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

•
Stock-based compensation expenses. Our non-GAAP financial measures exclude the compensation expenses required to be recorded by FAS 123R for equity awards to employees and directors. Management and the Board of Directors believe it is useful in evaluating the Company’s and its management teams’ and business units’ performance during a particular time period to review the supplemental non-GAAP financial measures, which excludes expenses related to stock based compensation, because these costs are generally fixed at the time an award is granted, are then expensed over several years and generally cannot be changed or influenced by management once granted. Accordingly, our operational managers are evaluated based on the operating expenses exclusive of stock based compensation expenses and including such charges would hamper investors’ ability to evaluate the performance of our management in the manner in which the Company’s management evaluates performance. Additionally, we believe it is useful in measuring the Company’s performance to exclude expenses related to FAS 123R equity expense because it enables comparability with prior period information. Accordingly, management and the Board of Directors do not consider these costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

•
Restructuring charges. Our non-GAAP financial measures exclude exit costs and related charges, primarily consisting of severance costs and lease abandonment costs, and any subsequent changes in estimates related to exit activities as they relate to our restructurings, which involved significant layoffs. Management and the Board of Directors believe it is useful in evaluating the Company’s and its management teams’ and business units’ performance during a particular time period to review the supplemental non-GAAP financial measures, which exclude restructuring costs, because our operational managers are evaluated based on the operating expenses exclusive of restructuring charges and including the restructuring charges would hamper investors’ ability to evaluate the performance of our management in the manner in which the Company’s management evaluates performance. Accordingly, management and the Board of Directors do not consider these costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams. Additionally, management uses the non-GAAP measures to assist in its determinations regarding the allocation of resources, such as capital investment, among the Company’s business units and as part of its forecasting and budgeting.

•
Repatriation of foreign earnings. The income tax expense associated with the Company’s repatriation of foreign earnings is excluded, as management believes this to be a one-time event as provided by the American Jobs Creation Act (the “Act”). Due to the significant amount of the charge and the one-time nature of the repatriation permitted by the Act, management excludes these costs when it evaluates the Company’s operations and for internal reporting and forecasting purposes.

About BMC Software
BMC Software is a leading global provider of enterprise management solutions that empower companies to automate their IT and align it to the needs of the business. Delivering Business Service Management, BMC solutions span enterprise systems, applications, databases and service management.  For the four fiscal quarters ended March 31, 2007, BMC revenue was approximately $1.58 billion. For more information, visit www.bmc.com.

This news release contains both historical information and forward-looking information. Statements of plans, objectives, strategies and expectations for future operations and results, identified by words such as "believe," "anticipate," "expect,“ “estimate” and “guidance” are forward-looking statements. Numerous important factors affect BMC Software's operating results and could cause BMC Software's actual results to differ materially from the forecasts and estimates indicated by this press release or by any other forward-looking statements made by, or on behalf of, BMC Software, and there can be no assurance that future results will meet expectations, estimates or projections. These factors include, but are not limited to, the following: 1) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; 2) competition in our markets can result in pricing pressures and competition for new customers as well as potential displacements of our existing customers; 3) the adoption rate for BSM may be slower than we expect and customers may not increase their purchases of our products if they do not adopt a BSM strategy; 4) a significant percentage of our license transactions are completed during the final weeks and days of each quarter, which creates a level of uncertainty as to whether revenues, license bookings and/or earnings will have met expectations until after the end of the quarter; 5) our operating costs and expenses are relatively fixed over the short term, so if we have a shortfall in revenue in any given quarter, our ability to off-set revenue shortfalls in the near-term is limited; 6) our effective tax rate is subject to quarterly fluctuation and any change in such tax rate could affect our earnings; and 7) the additional risks and important factors described in BMC Software's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission. This filing is available on our website at www.bmc.com/investors. We undertake no obligation to update information contained in this release.

###

BMC, BMC Software, and the BMC Software logo are the exclusive properties of BMC Software, Inc., are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries.  All other BMC trademarks, service marks, and logos may be registered or pending registration in the U.S. or in other countries.  All other trademarks or registered trademarks are the property of their respective owners. © Copyright 2007 BMC Software, Inc.

1Forrester Research, Inc., “SWOT Analysis: BMC Software, Q2 2007: Making BSM A Reality,” T. Mendel and J.P. Garbani, May 2007.

BMC SOFTWARE, INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS

(Unaudited)

	Year Ended		Incr/(Decr)
	March 31,	March 31,	Percentage
	Fiscal 2006	Fiscal 2007	Change

	(In millions, except
	per share data)

Revenues:
License	$527.0	$569.8	8.1%
Maintenance	878.8	918.8	4.6%
Professional services	92.6	91.8	(0.9)%
Total revenues	1,498.4	1,580.4	5.5%

Cost of license revenues	123.3	99.4	(19.4)%
Cost of maintenance revenues	175.0	175.1	0.1%
Cost of professional services	83.5	95.8	14.7%
Research and development expenses	209.1	210.7	0.8%
Selling and marketing expenses	501.6	518.1	3.3%
General and administrative expenses	203.6	202.8	(0.4)%
Amortization of intangible assets	32.8	26.6	(18.9)%
Severance, exit costs and related charges	41.0	44.6	8.8%
Total operating expenses	1,369.9	1,373.1	0.2%
Operating income	128.5	207.3	61.3%
Other income, net	75.3	93.3	23.9%
Earnings before income taxes	203.8	300.6	47.5%
Income tax provision	101.8	84.7	(16.8)%
Net earnings	$102.0	$215.9	111.7%

Diluted earnings per share	$0.47	$1.03	119.1%

Shares used in computing diluted earnings per share	218.9	210.2	(4.0)%

BMC SOFTWARE, INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS

(Unaudited)

Quarter Ended	Incr/(Decr)
March 31,	March 31,	Percentage
Fiscal 2006	Fiscal 2007	Change

(In millions, except
per share data)

Revenues:
License	$160.8	$166.0	3.2%
Maintenance	219.5	229.6	4.6%
Professional services	27.6	23.8	(13.8)%
Total revenues	407.9	419.4	2.8%

Cost of license revenues	25.7	24.5	(4.7)%
Cost of maintenance revenues	48.8	43.2	(11.5)%
Cost of professional services	22.0	25.1	14.1%
Research and development expenses	53.5	57.5	7.5%
Selling and marketing expenses	140.2	139.9	(0.2)%
General and administrative expenses	52.6	54.4	3.4%
Amortization of intangible assets	6.5	6.3	(3.1)%
Severance, exit costs and related charges	-	13.8	n/	m
Total operating expenses	349.3	364.7	4.4%
Operating income	58.6	54.7	(6.7)%
Other income, net	19.3	23.5	21.8%
Earnings before income taxes	77.9	78.2	0.4%
Income tax provision	26.3	15.4	(41.4)%
Net earnings	$51.6	$62.8	21.7%

Diluted earnings per share	$0.24	$0.30	25.0%

Shares used in computing diluted earnings per share	216.2	208.2	(3.7)%

BMC SOFTWARE, INC. AND SUBSIDIARIES
BALANCE SHEETS

	(Audited)	(Audited)	(Unaudited)
	March 31,	March 31,	June 30,	September 30,	December 31,	March 31,
	2005	2006	2006	2006	2006	2007

	(In millions)

Current assets:
Cash and cash equivalents	$820.1	$905.9	$724.0	$681.4	$791.6	$883.5	(a)
Marketable securities	108.7	157.5	443.9	432.5	376.8	412.5	(a)
Trade accounts receivable, net	202.4	167.8	128.0	142.0	185.0	185.9
Current trade finance receivables, net	151.8	123.2	102.6	109.2	107.5	130.0
Other current assets	192.9	152.0	158.8	126.3	127.6	177.6
Total current assets	1,475.9	1,506.4	1,557.3	1,491.4	1,588.5	1,789.5

Property and equipment, net	383.7	352.1	90.9	86.4	85.0	88.3
Software development costs and related assets, net	126.1	110.8	112.3	107.4	107.2	104.1
Long-term marketable securities	354.3	280.3	235.1	261.9	247.0	211.1	(a)
Long-term finance receivables, net	126.1	81.9	64.0	62.7	84.9	124.4
Acquired technology, goodwill and intangibles, net	687.9	614.9	753.4	744.4	735.5	714.8
Other long-term assets	188.4	264.5	258.1	254.5	256.6	227.8

Total Assets	$3,342.4	$3,210.9	$3,071.1	$3,008.7	$3,104.7	$3,260.0

Current liabilities:
Accounts payable and accrued liabilities	$345.8	$393.6	$300.8	$284.5	$334.0	$365.2
Current portion of deferred revenue	769.3	808.8	825.9	809.5	810.4	867.7
Total current liabilities	1,115.1	1,202.4	1,126.7	1,094.0	1,144.4	1,232.9

Long-term deferred revenue	873.6	819.5	808.7	753.6	773.2	861.3
Other long-term liabilities	91.9	90.2	109.2	105.8	109.0	116.7
Total long-term liabilities	965.5	909.7	917.9	859.4	882.2	978.0

Total stockholders' equity	1,261.8	1,098.8	1,026.5	1,055.3	1,078.1	1,049.1

Total Liabilities and Stockholders' Equity	$3,342.4	$3,210.9	$3,071.1	$3,008.7	$3,104.7	$3,260.0

(a) Total cash and marketable securities	$1,283.1	$1,343.7	$1,403.0	$1,375.8	$1,415.4	$1,507.1

BMC SOFTWARE, INC. AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS

(Unaudited)

Quarter Ended			Year Ended
March 31,	March 31,		March 31,	March 31,
Fiscal 2006	Fiscal 2007		Fiscal 2006	Fiscal 2007

(In millions)			(In millions)
		Cash flows from operating activities:
$51.6	$62.8	Net earnings	$102.0	$215.9
		Adjustments to reconcile net earnings to net cash
		provided by operating activities:
42.9	39.5	Depreciation and amortization	205.1	160.8
-	(0.5)	Gain on marketable securities and other investments	(1.2)	(8.2)
0.6	9.5	Stock-based compensation	3.0	41.6
35.7	(68.1)	(Increase) decrease in finance receivables	70.5	(49.7)
49.6	12.0	Increase (decrease) in payables to third-party financing institutions for finance receivables	45.2	(27.4)
53.4	145.4	Increase (decrease) in deferred revenues	(14.9)	97.7
35.4	23.5	Net change in other assets and liabilities	11.2	(10.6)
269.2	224.1	Net cash provided by operating activities	420.9	420.1

		Cash flows from investing activities:
(0.4)	-	Cash paid for technology acquisitions and other investments, net of cash acquired	(9.4)	(145.2)
(1.6)	(291.4)	Purchases of marketable securities	(291.8)	(1,139.0)
115.7	291.9	Proceeds from maturities of/sales of marketable securities	315.9	961.3
(5.7)	(14.5)	Purchases of property and equipment	(24.1)	(33.7)
(13.7)	(12.0)	Capitalization of software development costs and related assets	(56.7)	(53.5)
0.2	0.5	Other investing activities	6.1	4.2
94.5	(25.5)	Net cash provided by (used in) investing activities	(60.0)	(405.9)

		Cash flows from financing activities:
(2.7)	(1.6)	Payments on capital leases	(7.1)	(6.1)
47.1	36.8	Stock options exercised and other	140.0	201.6
-	-	Proceeds from sale leaseback transaction	-	291.9
-	-	Repayment of debt acquired	-	(5.0)
-	5.2	Excess tax benefit from stock-based compensation	-	28.6
(125.0)	(150.0)	Treasury stock acquired	(411.0)	(555.0)
(80.6)	(109.6)	Net cash used in financing activities	(278.1)	(44.0)

2.4	2.9	Effect of exchange rate changes on cash	3.0	7.4
285.5	91.9	Net change in cash and cash equivalents	85.8	(22.4)
620.4	791.6	Cash and cash equivalents, beginning of period	820.1	905.9
$905.9	$883.5	Cash and cash equivalents, end of period	$905.9	$883.5

BMC SOFTWARE, INC. AND SUBSIDIARIES
Table of Reconciliation from GAAP Operating Expenses to Non-GAAP Operating Expenses
(In millions)
(Unaudited)

	Quarter Ended		Year Ended
	March 31,	March 31,	March 31,	March 31,
	Fiscal 2006	Fiscal 2007	Fiscal 2006	Fiscal 2007

GAAP operating expenses	$349.3	$364.7	$1,369.9	$1,373.1

Severance, exit costs and related charges	-	(13.8)	(41.0)	(44.6)

Amortization of acquired technology & intangibles	(11.9)	(12.0)	(77.2)	(52.0)

Share-based compensation (SFAS 123R)	-	(9.5)	-	(41.6)

Non-GAAP operating expenses	$337.4	$329.4	$1,251.7	$1,234.9

BMC SOFTWARE, INC. AND SUBSIDIARIES
Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income
(In millions)
(Unaudited)

	Quarter Ended		Year Ended
	March 31,	March 31,	March 31,	March 31,
	Fiscal 2006	Fiscal 2007	Fiscal 2006	Fiscal 2007

GAAP operating income	$58.6	$54.7	$128.5	$207.3

Severance, exit costs and related charges	-	13.8	41.0	44.6

Amortization of acquired technology & intangibles	11.9	12.0	77.2	52.0

Share-based compensation (SFAS 123R)	-	9.5	-	41.6

Non-GAAP operating income	$70.5	$90.0	$246.7	$345.5

BMC SOFTWARE, INC. AND SUBSIDIARIES
Table of Reconciliation from GAAP Operating Margin to Non-GAAP Operating Margin
(In millions)
(Unaudited)

	Quarter Ended			Quarter Ended			Quarter Ended
	March 31,	March 31,		March 31,	March 31,		March 31,	March 31,
	Fiscal 2006	Fiscal 2007		Fiscal 2006	Fiscal 2007		Fiscal 2006	Fiscal 2007

GAAP Revenues:	$407.9	$419.4	GAAP Operating Income:	$58.6	$54.7	GAAP Operating Margin:	14%	13%

			Severance, exit costs and related charges	-	13.8

			Amortization of acquired technology & intangibles	11.9	12.0

			Share-based compensation (SFAS 123R)	-	9.5

GAAP Revenues:	$407.9	$419.4	Non-GAAP Operating Income:	$70.5	$90.0	Non-GAAP Operating Margin:	17%	21%

	Year Ended			Year Ended			Year Ended
	March 31,	March 31,		March 31,	March 31,		March 31,	March 31,
	Fiscal 2006	Fiscal 2007		Fiscal 2006	Fiscal 2007		Fiscal 2006	Fiscal 2007

GAAP Revenues:	$1,498.4	$1,580.4	GAAP Operating Income:	$128.5	$207.3	GAAP Operating Margin:	9%	13%

			Severance, exit costs and related charges	41.0	44.6

			Amortization of acquired technology & intangibles	77.2	52.0

			Share-based compensation (SFAS 123R)	-	41.6

GAAP Revenues:	$1,498.4	$1,580.4	Non-GAAP Operating Income:	$246.7	$345.5	Non-GAAP Operating Margin:	16%	22%

BMC SOFTWARE, INC. AND SUBSIDIARIES
Table of Reconciliation from GAAP Net Earnings to Non-GAAP Net Earnings
(In millions)
(Unaudited)

	Quarter Ended		Year Ended
	March 31,	March 31,	March 31,	March 31,
	Fiscal 2006	Fiscal 2007	Fiscal 2006	Fiscal 2007

GAAP net earnings	$51.6	$62.8	$102.0	$215.9

Severance, exit costs and related charges	-	13.8	41.0	44.6

Amortization of acquired technology & intangibles	11.9	12.0	77.2	52.0

Share-based compensation (SFAS 123R)	-	9.5	-	41.6

Subtotal pretax reconciling items	11.9	35.3	118.2	138.2

Income tax provision for earnings to be repatriated	(1.0)	-	35.5	-

Tax effect of reconciling items	(2.6)	(14.6)	(30.2)	(42.6)

Subtotal of tax impact	(3.6)	(14.6)	5.3	(42.6)

Non-GAAP net earnings	$59.9	$83.5	$225.5	$311.5

BMC SOFTWARE, INC. AND SUBSIDIARIES
Table of Reconciliation from GAAP Earnings Per Share to Non-GAAP Earnings Per Share
(Unaudited)

	Quarter Ended		Year Ended
	March 31,	March 31,	March 31,	March 31,
	Fiscal 2006	Fiscal 2007	Fiscal 2006	Fiscal 2007

GAAP diluted earnings per share	$0.24	$0.30	$0.47	$1.03

Severance, exit costs and related charges	-	0.07	0.19	0.21

Amortization of acquired technology & intangibles	0.06	0.06	0.35	0.25

Share-based compensation (SFAS 123R)	-	0.05	-	0.20

Subtotal pretax reconciling items	$0.06	$0.17	$0.54	$0.66

Income tax provision for earnings to be repatriated	-	-	0.16	-

Tax effect of reconciling items	(0.01)	(0.07)	(0.14)	(0.20)

Subtotal of tax impact	(0.02)	(0.07)	0.02	(0.20)

Non-GAAP diluted net earnings per share	$0.28	$0.40	$1.03	$1.48

Shares used in computing diluted earnings per share	216.2	208.2	218.9	210.2
(In millions)